Exhibit 99.1

FOR IMMEDIATE RELEASE

Pep Boys Reports Second Quarter 2014 Results

— Service Maintenance and Repairs Continue to Grow —

PHILADELPHIA — September 8, 2014 — The Pep Boys — Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket service and retail chain, announced the following results for the thirteen (second quarter) and twenty-six (six months) weeks ended August 2, 2014.

Second Quarter

Sales

Sales for the thirteen weeks ended August 2, 2014 decreased by $1.8 million, or 0.3%, to $525.8 million from $527.6 million for the thirteen weeks ended August 3, 2013. Comparable sales decreased 1.8%, consisting of an increase of 5.4% in comparable service revenue and a decrease of 3.8% in comparable merchandise sales. In accordance with GAAP, service revenue is limited to labor sales, while merchandise sales include merchandise sold through both our service center and retail lines of business. Re-categorizing sales into the respective lines of business from which they are generated, comparable service center revenue decreased 0.2%, while comparable retail sales decreased 3.6%.

Earnings

Net loss for the second quarter of fiscal 2014 was $0.3 million ($0.00 per share) as compared to net earnings of $5.4 million ($0.10 per share) recorded in the second quarter of fiscal 2013. The 2014 results included, on a pre-tax basis, a $2.7 million asset impairment charge and a $0.8 million severance charge. The 2013 results included, on a pre-tax basis, a $1.7 million asset impairment charge and a $0.7 million severance charge. In addition, 2014 results included a $0.9 million tax charge related to state valuation allowances while the 2013 results included a $2.5 million income tax burden due to state tax law changes.

Six Months

Sales

Sales for the twenty-six weeks ended August 2, 2014 increased by $0.8 million, or 0.1%, to $1,064.6 million from $1,063.8 million for the twenty-six weeks ended August 3, 2013. Comparable sales decreased 1.6%, consisting of a 4.3% comparable service revenue increase and a 3.3% comparable merchandise sales decrease. Re-categorizing sales (see above), comparable service center revenue decreased 0.6%, while comparable retail sales decreased 2.7%.

Earnings

Net earnings for the first six months of 2014 were $1.3 million ($0.03 per share) as compared to $9.2 million ($0.17 per share) for the first six months of fiscal 2013. The 2014 results included, on a pre-tax basis, a $3.8 million asset impairment charge, a $4.0 million charge for litigation and a $1.1 million severance charge. The 2013 results included, on a pre-tax basis, a $2.8 million asset impairment charge and a $0.7 million severance charge. In addition, the 2014 results included a $0.9 million tax expense related to valuation allowances.

Commentary

“Our service maintenance and repair business, as well as our digital and commercial operations, continue to be bright spots,” said President & CEO Mike Odell. “However, these gains were outpaced in the second quarter by declines in DIY and tires. During the first five weeks of the third quarter, our performance has improved to a small overall comp sales increase.”

Mike continued, “In an effort to grow our top line, we have been investing in our business.  Our investments in the Road Ahead, Digital Operations and Service & Tire Centers continue to produce positive results. With four markets — Tampa, San Francisco, Boston and now Charlotte — grand re-opened in our Road Ahead format, we are growing market share with our target customer groups and, in turn, our sales. As we convert the next three markets — Cincinnati, Denver and Baltimore — in 2014 and plan for 50 additional stores in 2015, we have refined our model and expect to reduce the average per-store investment from $550,000 to $400,000.”

“Our investments in pepboys.com digital operations are similarly paying off,” Mike added. “Growth in online service appointments, tire sales that are made online and installed in our stores, ship-to-home sales and products that are ordered online and picked up in our stores have each exceed our forecast.”

Mike concluded, “Recognizing the challenges facing our DIY business, we have been developing plans to further reduce our expense structure by an estimated annual run rate of $25.0 million. Similarly, we are optimizing our inventory investment and continue to evaluate the profitability of our store portfolio and close those stores that do not justify their expense burden as their leases expire or other real estate opportunities arise.”

About Pep Boys

Since 1921, Pep Boys has been the nation’s leading automotive aftermarket chain. With over 7,500 service bays in approximately 800 locations in 35 states and Puerto Rico, Pep Boys offers name-brand tires; automotive maintenance and repair; parts and expert advice for the Do-It-Yourselfer; commercial auto parts delivery; and fleet maintenance and repair. Customers can find the nearest location by calling 1-800-PEP-BOYS (1-800-737-2697) or by visiting www.pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “guidance,” “expect,” “anticipate,” “estimates,” “targets,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding implementation of its long-term strategic plan, future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters. The call for the first quarter will be broadcast live on Tuesday, September 9 at 8:30 a.m. EDT over the Internet at the Vcall website, located at www.investorcalendar.com. To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Supplemental financial information will be available the morning of Tuesday, September 9 on Pep Boys’ website at www.pepboys.com. In addition, Pep Boys’ investor presentation, also available at www.pepboys.com, will be updated to reflect the Company’s year-to-date results.

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Investor Contact:
Sanjay Sood
(215) 430-9105
Email: investorrelations@pepboys.com

Pep Boys Financial Highlights

Thirteen weeks ended	August 2, 2014	August 3, 2013

Total revenues	$525,773,000	$527,619,000

Net (loss) earnings	$(273,000)	$5,368,000

Basic earnings per share:
Average shares	53,528,000	53,392,000

Basic earnings per share:	$—	$0.10

Diluted earnings per share:
Average shares	53,528,000	53,970,000

Diluted earnings per share:	$—	$0.10

Twenty-six weeks ended	August 2, 2014	August 3, 2013

Total revenues	$1,064,595,000	$1,063,792,000

Net earnings	$1,338,000	$9,231,000

Basic earnings per share:
Average shares	53,499,000	53,388,000

Basic earnings per share:	$0.03	$0.17

Diluted earnings per share:
Average shares	54,025,000	53,979,000

Diluted earnings per share:	$0.03	$0.17